Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-289388) and S-8 (Nos. 333-221390, 333-234456, 333-266175, 333-270186, 333-277757, 333-279278 and 333-285793) of Funko, Inc. of our report dated March 12, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 12, 2026

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, Washington 98101
T: (206) 398 3000, www.pwc.com/us